AGENCY AGREEMENT

WHEREAS FIC INVESTMENT LTD. ("FIC") has or will enter into an agreement (the "Diamond Agreement") with DDI Diamonds Direct Inc. ("DDI") whereby DDI will acquire, promote and sell certain Coloured Diamonds (as defined in the Diamond Agreement);

AND WHEREAS FIC has entered, or will enter, into the Diamond Agreement as principal for itself, as well as for agent on behalf of FIC INVESTMENTS USA CORP. ("FIC-USA"), FIC S.E. ASIA LTD. ("FIC SEA"), and WBIC CANADA LTD. ("WBIC") (FIC, FIC-USA, FIC SEA, and WBIC are collectively referred to as the "FIC Companies");

AND WHEREAS the FIC Companies have agreed to advance DDI the initial sum of US$1,000,000 (the "Principal");

AND WHEREAS the parties wish to set out their respective financial contribution to the Principal and their respective interest in the Coloured Diamonds and profits, if any, derived from the sale of Coloured Diamonds.

NOW THEREFORE in consideration of the mutual premises set out herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

1. FIC SEA, WBIC and FIC-USA hereby appoint FIC as its agent and FIC accepts the appointment and agrees to act as the agent for each of FIC-USA, FIC SEA and WBIC in connection with the Diamond Agreement.

2. The Principal is comprised of contributions from each of FIC, FIC-USA, FIC SEA, and WBIC in the following amounts:

   i) US$190,000 advanced by FIC, representing 19% of the Principal;
   ii) US$490,000 advanced by FIC-USA, representing 49% of the Principal;
   iii) US$260,000 advanced by WBIC, representing 26% of the Principal; and
   iv) US$60,000 advanced by FIC SEA, representing 6% of the Principal.

3. Notwithstanding that DDI will retain possession of the Coloured Diamonds and deliver proceeds from the sale of any Coloured Diamond to FIC in accordance with the terms of the Diamond Agreement, the FIC Companies shall be considered as the legal and beneficial owners of the Coloured Diamonds, in an amount equal to their respective percentage interest, and shall have, as principals to the Diamond Agreement, legal and beneficial entitlement to any proceeds derived from the sale of any Coloured Diamond (as calculated in the Diamond Agreement), in an amount equal to their percentage interest.

4. FIC hereby acknowledges that any proceeds received from the sale of any Coloured Diamond shall be held in trust, on behalf of each of the FIC Companies in accordance

with their percentage interest and FIC shall have no legal or beneficial entitlement to proceeds belonging to FIC-USA, FIC SEA and WBIC.

5. The payment terms, and other particulars respecting the payment of profits and the payment of Principal by FIC to, FIC-USA, FIC SEA and WBIC upon the sale of any Coloured Diamond, shall be mutually agreed to between the parties hereto.

6. The parties to this Agreement may, during the term of the Diamond Agreement, agree to contribute additional funds, indirectly through FIC, for the purposes of acquiring Coloured Diamonds as set out in the Diamond Agreement and, in such circumstances, the parties percentage ownership interest in the Coloured Diamonds and any profits derived from the sale of such Coloured Diamonds will be adjusted accordingly.

7. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

8. This Agreement may be signed in one or more counterparts, originally or by facsimile, each such counterpart taken together shall form one and the same agreement.

Dated this _____ day of November 2006.

FIC INVESTMENT LTD.

Per: ______________________________
Authorized Signatory

FIC INVESTMENTS USA CORP.

Per: ______________________________
Authorized Signatory

WBIC CANADA LTD.

Per: ______________________________
Authorized Signatory

FIC S.E. ASIA FUND LTD.

Per: ______________________________
Authorized Signatory